NEWS RELEASE

SOUTHWESTERN ENERGY APPOINTS CLAYTON CARRELL

AS CHIEF OPERATING OFFICER

Houston, Texas, December 4, 2017 – Southwestern Energy Company (NYSE:SWN) today announced that, effective December 5, 2017, Clayton A. Carrell will join the company as its Executive Vice President and Chief Operating Officer, responsible for the Company’s operational and technical activities.

“We are excited to be adding another integral member of the leadership team as we execute our strategy and position the Company for the future,” said Bill Way, President and Chief Executive Officer of Southwestern Energy.  “Clay has vast operating and leadership experience from various engineering and management roles throughout his career.  He has a proven track record of delivering operational and technical excellence, and we are confident that he will further enhance Southwestern’s already leading operating capabilities.  We identified Clay during a thorough search process and are looking forward to working with him as we continue to deliver value to our shareholders.”

Mr. Carrell joins Southwestern Energy from EP Energy, where he served as Executive Vice President and Chief Operating Officer since 2012.  He joined El Paso Corporation in 2007, where he held various executive leadership roles and helped establish EP Energy as an independent company before being named Chief Operating Officer.  Previously, Mr. Carrell was Vice President, Engineering & Operations at Peoples Energy Production from February 2001 to March 2007. Prior to joining Peoples Energy Production, Mr. Carrell worked at Burlington Resources and ARCO Oil and Gas Company from May 1988 to February 2001.

“I am eager to join Southwestern Energy and to lead the operations across its high-quality asset base,” said Mr. Carrell.  “I look forward to working closely with Bill and the rest of the team to further deliver value for Southwestern Energy and its shareholders.”

Mr. Carrell serves on the Industry Board of the Texas A&M Petroleum Engineering Department and is a member of the Society of Petroleum Engineers. Mr. Carrell is also a member of the Board of Trustees of the Center for Hearing and Speech in Houston, Texas.

About Southwestern Energy

Southwestern Energy Company is an independent energy company whose wholly owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Investor Contact:

Michael Hancock

Vice President, Investor Relations

michael_hancock@swn.com

(832) 796-7367

Media Contact:

Jan Sieving

Director, Communications

jan_sieving@swn.com

832-796-2733

Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.